Exhibit 99.6

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the grant of transferable subscription rights (the “Subscription Rights”) to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of T Bancshares, Inc. (the “Company”).

With respect to any instructions to exercise (or not to exercise) Subscription Rights, the undersigned acknowledges that this form must be completed and returned such that it will be received by you by 5:00 p.m., New York City time, on __________, 2008, the last business day prior to the scheduled expiration date of the Rights Offering.

This will instruct you whether to exercise Subscription Rights to purchase shares of the Company’s Common Stock distributed with respect to the shares of the Company’s Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions as to Use of T Bancshares, Inc. Rights Certificates.”

CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION

Box 1.  ☐  Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2.  ☐  Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

A. Number of Shares of Common Stock Being Purchased:

Basic Subscription Right

I exercise: ____________ subscription rights

Therefore, pursuant to my Basic Subscription Right, I subscribe for:

	x	$7.50	=	$
(no. of your new shares, i.e., no. of subscription rights you exercised)		(subscription price)		(basic subscription amount)

Oversubscription Privilege

If you fully exercise your Basic Subscription Right and wish to subscribe for additional shares of  Common Stock, subject to availability and the limitations described in the Prospectus, up to the total  number of shares you subscribed for pursuant to your Basic Subscription Right.

Pursuant to my oversubscription privilege, I subscribe for:

_______________	x	$7.50	=	$_______________
(no. of shares, up to shares purchased via Basic Subscription Right)		(subscription price)		(oversubscription amount)

Total Payment Required

$_______________	+	$_______________	=	$_______________
(basic subscription amount)		(oversubscription amount)		(total amount required)

Box 3.  ☐  Total Exercise Price Payment Enclosed:  $___________________________
                   (The total of the above box must equal the total amount
                               required for the basic subscription amount and
                               oversubscription amount specified above)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and
•	agree that if I (we) fail to pay for the shares of Common Stock that I (we) have elected to purchase, you may exercise any remedies available to you under the law.

Name of beneficial owner(s): _____________________________________________________________________

Signature of beneficial owner(s): __________________________________________________________________

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or another acting in a fiduciary or representative capacity, please provide the following information:

Name: ______________________________________________________________________________________

Capacity: ____________________________________________________________________________________

Address (including Zip Code): ___________________________________________________________________

Telephone Number: ____________________________________________________________________________